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                                                              EXHIBIT 23.7

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

To the Board of Directors
Nuevo Energy Company:

  We consent to the references to our firm under the heading "Experts" and elsewhere in the Prospectus constituting a part of Nuevo Energy Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 15, 1996.

                                          T. J. SMITH & COMPANY, INC.

                                          T. J. Smith
                                          By: /s/
                                             ______________________________
                                             Name: T. J. Smith, President
                                             TItle: President

Houston, Texas
November 15, 1996